SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)           JUNE 24, 1999
                                                        ---------------------


                            PAGE AMERICA GROUP, INC.
             (Exact name of registrant as specified in its charter)


      NEW YORK                          1-10682                  13-2865787
(State of other jurisdiction          (Commission              (IRS Employer
  of incorporation)                   File Number)              ID Number)

 c/o Bariston Associates, Inc.
  ONE INTERNATIONAL PLACE, BOSTON, MASSACHUSETTS                  02110
(Address of principal executive offices)                        (Zip Code)

Registrant's Telephone Number,
 including area code:                                        (617) 330-8950



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(Former name or former address, if changed since last report)

ITEM 3.    Bankruptcy or Receivership

          On June 16, 1999, Page America Group, Inc. ("Page America") and its wholly-owned subsidiaries, Page America of New York, Inc., Adirondack Radio Telephone Co., Inc. and Page America of Pennsylvania Inc. (the "Debtors") filed Chapter 11 bankruptcy cases in the United States Bankruptcy Court for the Southern District of New York and the presiding judge is Jeffrey H. Gallet. In addition to filing customary "first day" papers, the Debtors filed a prepackaged and presolicited Plan and Disclosure Statement which contemplate the complete liquidation of the Debtors. The Plan was accepted, prior to the filing of the bankruptcy petitions, by the holders of the Debtors' 15% Subordinated Notes due 2003 and Page America's Series One Preferred Stock, which are the only holders of claims and interests in the Debtors that are entitled to vote on the Plan.

          Generally, under the terms of the Plan, the holders of Page America's Subordinated Notes are to receive 70% of all amounts available for distribution after all other allowed claims for administrative expenses and general unsecured claims have been paid in full in cash. The remaining 30% of such available amounts are to be distributed 21% to the holders of Page America's Preferred Stock and 9% to the holders of the 16,024,585 outstanding shares of Page America Common Stock. At June 23, 1999, based on the assets held by the Debtors and the market value of the Metrocall, Inc. common stock (shares of which were received by Page America on July 1, 1997 as part of the consideration for its sale of substantially all of its assets to Metrocall, Inc.) and known liabilities at that time, the maximum aggregate amount distributable to holders of the Subordinated Notes, Preferred Stock and Common Stock, less amounts to pay taxing authorities and other creditors, would have been approximately $9,780,000, $2,934,000 and $1,257,000, respectively. The actual distributions will be more or less depending primarily on the market value of the Metrocall, Inc. common stock for a specified period prior to the Effective Date of the Plan and subject to any claims that arise in connection with the Plan. The distributions to holders of the Subordinated Notes and Preferred Stock will be in cash, to the extent available, and shares of Metrocall, Inc. common stock, while holders of Page America Common Stock will receive cash.

          The proceedings are captioned In re: Page America Group, Inc; Page America of New York, Inc.; Adirondack Radio Telephone Co., Inc.; Page America of Pennsylvania, Inc. (Chapter 11 Case Nos. 99-10281 (JHG); 99-10282 (JHG); 99-10283 (JHG); 99-10284 (JHG)).


ITEM 7    Financial Statements and Exhibits

          (c)  Exhibits

               2.1 Disclosure Statement, dated May 17, 1999 (including Plan of Reorganization).

               99.1     Press Release, dated June 24, 1999.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PAGE AMERICA GROUP. INC.


                                               By:_______________________
                                                  Name:
                                                  Title:



Dated:

                                  EXHIBIT INDEX


EXHIBIT

2.1       Disclosure Statement, dated June 24, 1999, (including Plan of
          Reorganization).

99.1      Press Release, dated June 24, 1999.